Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED OCTOBER 31, 2011

Minot, ND – December 12, 2011 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and year-to-date ended October 31, 2011.

During the three month period ended October 31, 2011, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the three month period ended October 31, 2011 compared to the same period of the prior fiscal year.  Net income decreased from the year-earlier period, primarily due to the decrease in gain on sale of discontinued operations in the three month period ended October 31, 2011, compared to the three month period ended October 31, 2010.

For the three month period ended October 31, 2011, as compared to the same period of the prior fiscal year:

•	Revenues increased to $60.7 million from $58.8 million.

•
FFO decreased to $15.2 million on approximately 101,669,000 weighted average shares and units outstanding, from $16.0 million on approximately 98,737,000 weighted average shares and units outstanding ($.15 per share and unit compared to $.17 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $692,000 compared to $5.2 million in the same period of the prior fiscal year.

•	Total expenses increased by $2.9 million, or 7.1%, in the three months ended October 31, 2011 compared to the three months ended October 31, 2010, from $41.0 million to $43.9 million.

During the six month period ended October 31, 2011, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the six month period ended October 31, 2011 compared to the same period of the prior fiscal year.  Net income decreased from the year-earlier period, primarily due to the decrease in gain on sale of discontinued operations in the six month period ended October 31, 2011, compared to the six month period ended October 31, 2010.

For the six month period ended October 31, 2011, as compared to the same period of the prior fiscal year:

•	Revenues increased to $120.3 million from $118.0 million.

•
FFO decreased to $31.0 million on approximately 101,286,000 weighted average shares and units outstanding, from $32.9 million on approximately 97,775,000 weighted average shares and units outstanding ($.31 per share and unit compared to $.34 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $1.5 million compared to $6.6 million in the same period of the prior fiscal year.

•	Total expenses increased by $3.9 million, or 4.7%, in the six months ended October 31, 2011 compared to the six months ended October 31, 2010, from $82.2 million to $86.1 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “IRET continues to reduce vacancy in its multi-family residential, industrial, medical and retail segments, but vacancy levels in our commercial office segment remain elevated and continue to reflect the challenging and uncertain economic conditions in our markets.  A sluggish and weak economy continues to depress tenant demand for office space and pressure rental rates.  While we made significant progress in the second quarter of fiscal year 2012, and subsequent to quarter end, in leasing certain vacant space in our commercial portfolio, as indicated by our November 2011 announcement of the execution of leases covering 137,488 square feet at three of our commercial properties, the pace of recovery in our commercial office segment has been slower than we expected, which has affected our revenues in this quarter.  However, we continue to see numerous acquisition and development opportunities, particularly in our home market of North Dakota, where oil activity remains strong.  Additionally, and as before, we remain focused on improving our core operational efficiencies, which we expect to assist in providing favorable results to our bottom line.”
______________________________
1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  In addition, NAREIT recently clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately $1.1 million or 3.2% during the three month period ended October 31, 2011, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments, with NOI increasing in our multi-family residential and commercial industrial segments, which increased 12.7% and 11.0%, respectively, due to increased occupancy.  NOI from all properties increased by $351,000 during the three month period ended October 31, 2011, compared to the same period one year ago. NOI from all properties increased in three of our five segments. NOI in our commercial office segment, however, decreased 12.9% due to increased vacancy, and in our commercial retail segment, decreased 2.2 % due to increased real estate expenses, compared to the three month period ended October 31, 2010.

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately $2.2 million or 3.1% during the six month period ended October 31, 2011, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments, with NOI increasing only in our multi-family residential and commercial industrial segments, which increased 12.1% and 4.5%, respectively, due to increased occupancy.  NOI from all properties decreased by $222,000 during the six month period ended October 31, 2011, compared to the same period one year ago. NOI from all properties increased in three of our five segments. NOI in our commercial office segment, however, decreased 11.4% due to increased vacancy, and in our commercial retail segment, decreased 5.4 % due to increased real estate expenses, compared to the six month period ended October 31, 2010.

As of October 31, 2011, compared to October 31, 2010, physical occupancy levels on a stabilized property basis and on an all property basis increased in four of our five reportable segments.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	As of October 31,		As of October 31,
Segments	Fiscal 2012	Fiscal 2011	Fiscal 2012	Fiscal 2011
Multi-Family Residential	94.8%	90.6%	94.6%	90.6%
Commercial Office	77.7%	80.5%	78.0%	80.5%
Commercial Medical	95.8%	95.7%	96.2%	95.8%
Commercial Industrial	92.2%	80.0%	92.3%	80.3%
Commercial Retail	85.3%	83.6%	85.8%	83.6%

a.	As of October 31, 2011, stabilized properties excluded:

Multi-Family Residential -	North Pointe II, Bismarck, ND and Sierra Vista, Sioux Falls, SD, Cottage West Twin Homes, Sioux Falls, SD, Gables Townhomes, Sioux Falls, SD, and Regency Park Estates, St Cloud, MN
Total number of units, 289 Occupancy % for October 31, 2011 is 89.6%.

Commercial Office -	1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE.
Total square footage 63,001. Occupancy % for October 31, 2011 is 98.7%.

Commercial Medical -
Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT; Edgewood Vista-Minot, Minot, ND; Edina 6525 Drew Avenue, Edina, MN; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.

Total square footage, 315,567. Occupancy % for October 31, 2011 is 99.7%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for October 31, 2011 is 100.0%.

Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 48,960 Occupancy % for October 31, 2011 is 100.0%.

As of October 31, 2010, stabilized properties excluded:

Commercial Office -	1st Avenue Building, Minot, ND.
Total square footage, 4,427. Occupancy % for October 31, 2010 is 100.0%.

Commercial Medical -	Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Fox River Cottages, Grand Chute, WI.
Total square footage, 55,681. Occupancy % for October 31, 2010 is 100.0%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for October 31, 2010 is 100.0%.

______________________________
2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions

During the second quarter of fiscal year 2012, the Company closed on or placed in-service the following acquisitions and development projects: an approximately 3,431 square foot medical office property located in Edina, Minnesota, for a purchase price of $505,000, of which $31,000 was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $474,000 (this property adjoins an existing medical office property owned by the Company);  two multi-family residential properties in Sioux Falls, South Dakota, with 50 units and 24 units, respectively, for purchase prices of $4.7 million and $2.3 million, respectively, paid in cash; an approximately 24,795 square foot, one-story medical clinic was completed for Trinity Health, a non-profit healthcare organization based in Minot, North Dakota, on land owned by the Company adjacent to the Company’s former headquarters building in Minot, for total project costs (excluding the value of the land) of approximately $8.9 million (construction of this build-to-suit facility began in the second quarter of fiscal year 2011, with the project’s certificate of occupancy issued on September 23, 2011); an approximately 9.6 acre parcel of vacant land located in Minot, North Dakota, zoned for commercial development, for a purchase price of  approximately $416,000, paid in cash; seven senior housing projects located in Boise, Idaho and towns surrounding Boise, with a total of approximately 261 beds, for a total purchase price of approximately $33.8 million; a small parcel of vacant land adjoining the Company’s Meadow Wind assisted living facility in Casper, Wyoming, for which the Company paid $50,000; and the 147-unit Regency Park Estates multi-family residential property in St. Cloud, Minnesota, for a purchase price totaling $10.9 million, of which approximately $7.2 million consisted of the assumption of existing debt, with the remaining approximately $3.7 million paid in cash (approximately $2.2 million) and in limited partnership units of the Operating Partnership valued at approximately $1.5 million.

During the second quarter of fiscal year 2012, the Company sold a small retail property in Livingston, Montana, for a sale price of approximately $2.2 million, with approximately $1.2 million of the sale proceeds applied to pay off the outstanding mortgage loan balance on the property.

Shareholder Equity, Distributions and Capital Structure

As of October 31, 2011, IRET had a total capitalization of $1.8 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

On October 3, 2011, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 162nd consecutive distribution.  IRET also paid, on September 30, 2011, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

Distribution Declared.  Subsequent to the end of the second quarter of fiscal year 2012, on December 7, 2011, the Company’s Board of Trustees declared a regular quarterly distribution of 13.00 cents per share and unit on the Company’s common shares of beneficial interest and the limited partnership units of IRET Properties, payable January 16, 2012 to common shareholders and unitholders of record on January 3, 2012.  Also on December 7, 2011, the Company’s Board of Trustees declared a distribution of 51.56 cents per share on the Company’s preferred shares of beneficial interest, payable January 3, 2012 to preferred shareholders of record on December 20, 2011.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Tuesday, December 13, 2011 at 9:00 A.M. Central Standard Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 81 multi-family residential properties with 8,885 apartment units; and 68 commercial office properties, 65 commercial medical properties (including senior housing), 19 commercial industrial properties and 32 commercial retail properties with a total of approximately 12.3 million square feet of leasable space.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2011 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2011	April 30, 2011
ASSETS
Real estate investments
Property owned	$1,844,654	$1,770,798
Less accumulated depreciation	(351,174)	(328,952)
	1,493,480	1,441,846
Development in progress	14,124	9,693
Unimproved land	6,558	6,550
Mortgage loans receivable, net of allowance of $3 and $3, respectively	155	156
Total real estate investments	1,514,317	1,458,245
Other assets
Cash and cash equivalents	32,697	41,191
Other investments	628	625
Receivable arising from straight-lining of rents, net of allowance of $1,097 and $996, respectively	20,905	18,933
Accounts receivable, net of allowance of $311 and $317, respectively	8,243	5,646
Real estate deposits	451	329
Prepaid and other assets	1,718	2,351
Intangible assets, net of accumulated amortization of $45,407 and $42,154, respectively	50,322	49,832
Tax, insurance, and other escrow	11,315	15,268
Property and equipment, net of accumulated depreciation of $1,448 and $1,231, respectively	1,986	1,704
Goodwill	1,127	1,127
Deferred charges and leasing costs, net of accumulated amortization of $15,558 and $13,675, respectively	21,255	20,112
TOTAL ASSETS	$1,664,964	$1,615,363

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$39,002	$37,879
Revolving line of credit	47,000	30,000
Mortgages payable	1,039,625	993,803
Other	1,164	8,404
TOTAL LIABILITIES	1,126,791	1,070,086
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,005	987
EQUITY
Investors Real Estate Trust shareholders’ equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2011 and April 30, 2011, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 83,681,912 shares issued and outstanding at October 31, 2011, and 80,523,265 shares issued and outstanding at April 30, 2011)	643,022	621,936
Accumulated distributions in excess of net income	(260,535)	(237,563)
Total Investors Real Estate Trust shareholders’ equity	409,804	411,690
Noncontrolling interests – Operating Partnership (19,534,288 units at October 31, 2011 and 20,067,350 units at April 30, 2011)	116,550	123,627
Noncontrolling interests – consolidated real estate entities	10,814	8,973
Total equity	537,168	544,290
TOTAL LIABILITIES AND EQUITY	$1,664,964	$1,615,363

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and six months ended October 31, 2011 and 2010

	(in thousands, except per share data)
	Three Months Ended October 31		Six Months Ended October 31
	2011	2010	2011	2010
REVENUE
Real estate rentals	$49,820	$47,733	$98,663	$95,541
Tenant reimbursement	10,868	11,114	21,596	22,431
TOTAL REVENUE	60,688	58,847	120,259	117,972
EXPENSES
Depreciation/amortization related to real estate investments	14,195	13,777	28,351	27,681
Utilities	4,900	4,355	8,898	8,409
Maintenance	6,962	6,749	13,790	13,643
Real estate taxes	7,676	7,464	15,479	15,288
Insurance	785	769	1,662	1,220
Property management expenses	5,468	4,964	10,847	10,051
Administrative expenses	1,911	1,582	3,863	3,339
Advisory and trustee services	193	136	422	348
Other expenses	835	563	1,150	916
Amortization related to non-real estate investments	758	637	1,492	1,289
TOTAL EXPENSES	43,683	40,996	85,954	82,184
Interest expense	(16,317)	(16,416)	(32,223)	(32,467)
Interest income	37	65	90	119
Other income	176	102	276	185
Income from continuing operations before income taxes	901	1,602	2,448	3,625
Income tax benefit	0	19	0	0
Income from continuing operations	901	1,621	2,448	3,625
Income from discontinued operations	590	5,500	616	5,828
NET INCOME	1,491	7,121	3,064	9,453
Net income attributable to noncontrolling interests – Operating Partnership	(194)	(1,322)	(372)	(1,692)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(12)	20	14	44
Net income attributable to Investors Real Estate Trust	1,285	5,819	2,706	7,805
Dividends to preferred shareholders	(593)	(593)	(1,186)	(1,186)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$692	$5,226	$1,520	$6,619
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.00	.01	.01	.03
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.01	.06	.01	.06
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.01	$.07	$.02	$.09
DIVIDENDS PER COMMON SHARE	$.1300	$.1715	$.3015	$.3430

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and six months ended October 31, 2011 and 2010

	(in thousands, except per share amounts)
Three Months Ended October 31,	2011			2010
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$1,285			$5,819
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	692	82,078	$0.01	5,226	78,647	$0.07
Adjustments:
Noncontrolling interest – Operating Partnership	194	19,591		1,322	20,090
Depreciation and amortization(1)	14,890			14,888
Gain on depreciable property sales	(589)			(5,404)
Funds from operations applicable to common shares and Units	$15,187	101,669	$0.15	16,032	98,737	$0.17

	(in thousands, except per share amounts)
Six Months Ended October 31,	2011			2010
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$2,706			$7,805
Less dividends to preferred shareholders	(1,186)			(1,186)
Net income available to common shareholders	1,520	81,467	$0.02	6,619	77,512	$0.09
Adjustments:
Noncontrolling interest – Operating Partnership	372	19,819		1,692	20,263
Depreciation and amortization(4)	29,713			29,948
Gain on depreciable property sales	(589)			(5,404)
Funds from operations applicable to common shares and Units	$31,016	101,286	$0.31	32,855	97,775	$0.34

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $14,953 and $14,414, and depreciation/amortization from Discontinued Operations of $(2) and $545, less corporate-related depreciation and amortization on office equipment and other assets of $61 and $71, for the three months ended October 31, 2011 and 2010, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $29,843 and $28,970, and depreciation/amortization from Discontinued Operations of $8 and $1,125, less corporate-related depreciation and amortization on office equipment and other assets of $138 and $147, for the six months ended October 31, 2011 and 2010, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended October 31, 2011 and 2010

	(in thousands)
Three Months Ended October 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,381	$18,367	$17,073	$3,566	$3,301	$60,688
Real estate expenses	8,757	8,812	5,971	1,134	1,117	25,791
Net operating income	$9,624	$9,555	$11,102	$2,432	$2,184	34,897
Depreciation/amortization						(14,953)
Administrative, advisory and trustee services						(2,104)
Other expenses						(835)
Interest expense						(16,317)
Interest and other income						213
Income from continuing operations						901
Income from discontinued operations						590
Net income						$1,491

	(in thousands)
Three Months Ended October 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$16,544	$19,603	$16,245	$3,152	$3,303	$58,847
Real estate expenses	8,283	8,631	5,363	955	1,069	24,301
Net operating income	$8,261	$10,972	$10,882	$2,197	$2,234	34,546
Depreciation/amortization						(14,414)
Administrative, advisory and trustee services						(1,718)
Other expenses						(563)
Interest expense						(16,416)
Interest and other income						167
Income tax benefit						19
Income from continuing operations						1,621
Income from discontinued operations						5,500
Net income						$7,121

	(in thousands)
Six Months Ended October 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$35,863	$37,182	$33,690	$7,001	$6,523	$120,259
Real estate expenses	17,123	17,756	11,489	2,100	2,208	50,676
Net operating income	$18,740	$19,426	$22,201	$4,901	$4,315	69,583
Depreciation/amortization						(29,843)
Administrative, advisory and trustee services						(4,285)
Other expenses						(1,150)
Interest expense						(32,223)
Interest and other income						366
Income from continuing operations						2,448
Income from discontinued operations						616
Net income						$3,064

	(in thousands)
Six Months Ended October 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$32,711	$39,496	$32,555	$6,541	$6,669	$117,972
Real estate expenses	16,341	17,574	10,671	1,919	2,106	48,611
Net operating income	$16,370	$21,922	$21,884	$4,622	$4,563	69,361
Depreciation/amortization						(28,970)
Administrative, advisory and trustee services						(3,687)
Other expenses						(916)
Interest expense						(32,467)
Interest and other income						304
Income from continuing operations						3,625
Income from discontinued operations						5,828
Net income						$9,453